Exhibit 99.2

PROGRESSIVE GAMES PARTNERS -

ACQUIRED INTEREST

CARVE OUT CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2020

Contents

Page

Condensed Financial Statements

Carve Out Condensed Balance Sheet	3

Carve Out Condensed Statement Of Operations	4

Carve Out Condensed Statement Of Acquired Members’ Equity (Deficit)	5

Carve Out Condensed Statement Of Cash Flows	6

Notes To Carve Out Condensed Financial Statements	7 - 10

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

CARVE OUT Condensed BALANCE SHEET

June 30, 2020

(Unaudited)

Assets
Current Assets
Cash	$913,402
Accounts receivable	856,455
Total Current Assets	1,769,857

Intangible Assets, Net	19,997

Total Assets	$1,789,854

Liabilities And Acquired Members' Deficit

Current Liabilities
Accounts payable and accrued expenses	$1,231,036
Short-term notes payable	504,322
Revenue contract liability	77,408
Taxes payable	41,508
Total Current Liabilities	1,854,274

Acquired Members' Deficit	(64,420)

Total Liabilities And Acquired Members' Deficit	$1,789,854

See the notes to the carve out condensed financial statements.	Page 3

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

CARVE OUT CONDENSED STATEMENT OF OPERATIONS

For The Six Months Ended June 30, 2020

(Unaudited)

Net Sales	$1,532,760

Selling, General And Administrative Expenses	781,720

Income From Operations	751,040

Other Expense
Bad debt expense	(893,594)
Loss on foreign exchange, net	(4,166)
Interest expense, net	(16,602)
Total Other Expense	(914,362)

Net Loss	$(163,322)

See the notes to the carve out condensed financial statements.	Page 4

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

CARVE OUT CoNDENSED STATEMENT OF

ACQUIRED MEMBERS’ EQUITY (DEFICIT)

For The Six Months Ended June 30, 2020

(Unaudited)

	Class A Units		Retained	Acquired Members'
	Number Of Units	Amount	Earnings (Deficit)	Equity (Deficit)
Balance - January 1, 2020	5	$3	$108,645	$108,648
Distributions Paid	—	—	(9,746)	(9,746)
Net Loss	—	—	(163,322)	(163,322)
Balance - June 30, 2020	5	$3	$(64,423)	$(64,420)

See the notes to the carve out condensed financial statements.	Page 5

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

CARVE OUT CONDENSED STATEMENT OF CASH FLOWS

For The Six Months Ended June 30, 2020

(Unaudited)

Cash Flows From Operating Activities
Net loss	$(163,322)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization	3,000
Bad debt expense	893,594
Changes in assets and liabilities:
Accounts receivable	(957,865)
Revenue contract liability	37,558
Taxes payable	23,850
Accounts payable and accrued expenses	452,692
Net Cash Provided By Operating Activities	289,507

Cash Flows From Financing Activities
Proceeds from related party short-term note payable	(328)
Payment of distributions	(9,746)
Net Cash Used In Financing Activities	(10,074)

Net Change In Cash	279,433

Cash - Beginning Of Period	633,969

Cash - End Of Period	$913,402

Supplemental Disclosure Of Cash Flow Information
Interest paid	$16,602

See the notes to the carve out condensed financial statements.	Page 6

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

NOTES TO CARVE OUT CONDENSED FINANCIAL STATEMENTS

June 30, 2020

(Unaudited)

1.	Summary Of Significant Accounting Policies

Organization

Progressive Games Partners LLC (the Company) was organized and registered in the Isle of Man on October 8, 2003 under the Limited Liability Companies Act of 1996.  The Company has a single class of membership interests. The members are not liable for the debts, obligations or liabilities of the Company.

Basis Of Presentation

On August 21, 2020, Galaxy Gaming, Inc. (Galaxy) acquired 100% of the membership interests of the Company (the Acquisition).  The Acquisition did not include the Company’s ownership interests in the following entities:  Mine International Limited, Felt Limited, Games Marketing Limited and Jingle Prize, Inc. (the Excluded Subsidiaries).  Throughout the period covered by these carve out financial statements, the Company did not consolidate the Excluded Subsidiaries.

Consequently, consolidated financial statements historically have not been prepared.  As such, the Company has prepared the accompanying carve out financial statements as of and for the six months ended June 30, 2020.  These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S.GAAP) from the historical accounting records of the Company without regard to the Excluded Subsidiaries.  All results of operations, assets, and liabilities of the Company, except those of the Excluded Subsidiaries, are reflected in these carve out financial statements.

The accompanying condensed carve out financial statements have been prepared in accordance with U.S. GAAP and the rules of the Securities and Exchange Commission (SEC).  In the opinion of management, the accompanying condensed carve out financial statements contain all necessary adjustments (including all those of a recurring nature and those necessary in order for the financial statements to be not misleading) and all disclosures to present fairly the Company’s financial position and the results of the Company’s operations and cash flows for the period presented.  As permitted by the rules and regulations of the SEC, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations. These condensed carve out financial statements should be read in conjunction with the Company’s audited carve out financial statements for the fiscal year ended December 31, 2019.

See the notes to the carve out condensed financial statements.	Page 7

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

Notes To Carve Out Financial Statements (Continued)

2.	Revenue Recognition

Disaggregation Of Revenue

The following table disaggregates the Company’s revenue by geographic location for the six months ended June 30, 2020:

Europe	$1,376,004
North America	156,756
Net Sales	$1,532,760

Revenue Contract Liability

The Company invoices certain clients monthly in advance for unlimited use of the Company’s intellectual property licenses and recognizes a revenue contract liability that represents such advanced billing to the Company’s clients for unsatisfied performance obligations. The Company reduces the revenue contract liability and recognizes revenue when the Company transfers those goods or services and, therefore, satisfies the Company’s performance obligation.

The table below summarizes changes in the revenue contract liability during six months ended June 30, 2020:

Beginning balance - January 1, 2020	$39,850
Increase (advance billings)	77,408
Decrease (revenue recognition)	(39,850)
Ending balance - June 30, 2020	$77,408

Revenue recognized during the six months ended June 30, 2020 that was included in the beginning balance of revenue contract liability above was $39,850.

For the six months ended June 30, 2020, royalties of $1.1 million were included as a reduction of net sales in the statement of operations.

3.	Related Party Transactions

Games Marketing Limited is a wholly-owned subsidiary of the Company.  The Company has a note payable to Games Marketing Limited in the amount of $4,322 that is included in short-term notes payable on the carve out balance sheet.  The note is unsecured, interest free, and repayable on demand.  During the first six months of 2020, the Company paid $196,147 to Games Marketing Limited in

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

Notes To Carve Out Financial Statements (Continued)

respect of agency fees.  As of June 30, 2020, $377 due from Games Marketing Limited was included in accounts payable and accrued expenses.

During the first six months of 2020, revenue of $19,540 was earned from Felt Limited, a company related through ownership.

During the first six months of 2020, fees of $75,929 were paid direct to Boston Limited, a company with common ownership, in respect of professional services provided.  As of June 30, 2020, no amount owed to Boston Limited was included in accounts payable and accrued expenses.

4.	Commitments And Contingencies

Concentration of risk.  The Company is exposed to risks associated with clients who represent a significant portion of total revenues and accounts receivable.  For the six months ended June 30, 2020, revenue from two customers represented 75% of the Company’s total revenue.  Accounts receivable from these two customers represented 80% of total accounts receivable as of June 30, 2020.

Approximately 84% of the Company’s net revenues are generated from games licensed from eight entities.

5.	Subsequent Events

The Company evaluates subsequent events through the date of issuance of the financial statements.  There have been no subsequent events that occurred during such period that would require adjustment to or disclosure in the financial statements as of and for the six months ended June 30, 2020 except as follows:

In July 2020, a note payable to 6909 Ventures LLC in the amount of $500,000 was repaid in full.

Purchase Transaction

On February 25, 2020, the Company and Galaxy entered into a Membership Interest Purchase Agreement (the MIPA), pursuant to which Galaxy agreed to acquire 100% of the equity interests in the Company for $12.425 million.  Of the consideration, at least $6.425 million but no more than $10.425 million was to be paid in cash; any amounts not paid in cash were to be paid in newly issued shares of Galaxy’s common stock valued at $1.91 per share.

On August 21, 2020, the Company and Galaxy entered a First Amendment to the MIPA (the First Amendment).  Pursuant to the First Amendment, the Company

PROGRESSIVE GAMES PARTNERS - ACQUIRED INTEREST

Notes To Carve Out Financial Statements (Continued)

and Galaxy agreed that the cash component of the purchase price would be $6.425 million and that the stock component would be satisfied through the issuance of 3,141,361 shares of Galaxy common stock.  The purchase was completed on August 21, 2020.

For the six months ended June 30, 2020, the Company paid royalties of approximately $0.6 million to Galaxy.  As of June 30, 2020, $182,248 due to Galaxy was included in accounts payable and accrued expenses on the carve out condensed balance sheet.